UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_______________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 14, 2025
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MARKEL GROUP INC.
(Exact name of registrant as specified in its charter)
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Virginia	001-15811	54-1959284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4521 Highwoods Parkway, Glen Allen, Virginia 23060-6148
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 747-0136
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, no par value	MKL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Anthony F. Markel
On March 17, 2025, Markel Group Inc. (the Company or Markel Group) issued a press release announcing that Anthony F. Markel informed the Company on March 14, 2025 that he will not stand for re-election as a director at the Company's 2025 Annual Meeting of Shareholders scheduled to be held May 21, 2025. Mr. Markel will retire as a director of the Company at the end of the meeting.

The Board has named Mr. Markel to the honorary position of "Chairman Emeritus" of the Board effective upon retiring from the Board of Directors in May 2025.

Appointment of Jonathan E. Michael to the Board of Directors

On March 17, 2025, Markel Group also announced the appointment of Jonathan E. Michael to the Company's Board of Directors (the Board), effective March 15, 2025.

Mr. Michael is a proven leader in the specialty insurance industry with extensive financial and operational expertise, following a 20+ year career as the CEO of RLI Corp. (RLI). He was the Chairman of RLI, a publicly traded specialty insurance company, from May 2011 to May 2024, and was President and CEO of RLI from January 2001 to December 2021. He held various positions at RLI after joining in 1982, including President and Chief Operating Officer, Executive Vice President, and Chief Financial Officer. Prior to joining RLI, Mr. Michael was a certified public accountant with the accounting firm Coopers & Lybrand. Mr. Michael was appointed interim President of Bradley University in June 2024 and has served on its Board of Trustees since 2016, most recently as Board Chair. Mr. Michael currently serves as the lead independent director of SS&C Technologies Holdings, Inc. (Nasdaq) (2010 – Present) and previously served as a director of RLI (1997 – 2024).

Mr. Michael will participate in the Company's compensation programs for non-employee directors. At present, in May of each year, each non-employee director is paid an annual retainer fee of $110,000 (payable in cash, Company common stock, or a combination thereof) and receives an annual grant of approximately $165,000 in restricted shares of Company common stock. Non-employee directors may purchase Company common stock under the non-qualified component of the Company's 2020 Employee Stock Purchase Plan at a 10% discount, up to the total amount of the retainer fee received by the director. In connection with his appointment to the Board effective March 15, 2025, Mr. Michael will receive a pro rata (i) retainer fee of $18,333 and (ii) grant of approximately $27,500 in restricted stock.

In addition, each non-employee director is reimbursed for expenses incurred in connection with attending meetings. The Company also will match up to $15,000 in charitable contributions made by each non-employee director each year.

A copy of the press release announcing Mr. Markel’s retirement and Mr. Michael’s appointment is furnished as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release issued March 17, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKEL GROUP INC.

March 17, 2025	By:	/s/ Michael R. Heaton
	Name:	Michael R. Heaton
	Title:	Executive Vice President and Chief Operating Officer

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